UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2012 (November 21, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 21, 2012, Bakken Hunter, LLC (“Bakken Hunter”), a Delaware limited liability company and wholly owned subsidiary of Magnum Hunter Resources Corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Samson Resources Company (“Samson”), an Oklahoma corporation and subsidiary of Samson Investment Company.  Pursuant to the Purchase and Sale Agreement, Bakken Hunter has agreed to acquire from Samson approximately 20,000 net Williston Basin lease acres, and Samson’s leasehold working interests in certain existing wells, located in Divide County, North Dakota (collectively, the “Purchased Assets”).  Under the Purchase and Sale Agreement, the purchase price for the Purchased Assets is $30 million (the “Purchase Price”) and is payable in cash and subject to customary adjustments as described in the Purchase and Sale Agreement.  Pursuant to the terms and conditions of the Purchase and Sale Agreement, Bakken Hunter will assume certain specified contractual obligations and other specified liabilities associated with the Purchased Assets in connection with the acquisition.

The Purchase and Sale Agreement contains customary representations, warranties, covenants and indemnities by the parties, and the closing of the transactions contemplated by the Purchase and Sale Agreement is subject to the satisfaction of certain customary closing conditions as described therein.

The acquisition of the Purchased Assets pursuant to the Purchase and Sale Agreement is scheduled to close on or about December 20, 2012, and is to be effective as of August 1, 2012.  Bakken Hunter deposited $2,000,000  with an escrow agent on November 26, 2012, as a performance deposit, which will be applied to the Purchase Price at closing or released to Samson or Bakken Hunter, as the case may be, if closing fails to occur and either Samson or Bakken Hunter terminates the Purchase and Sale Agreement in accordance with the terms thereof.

The foregoing descriptions of the Purchase and Sale Agreement and the consideration payable thereunder do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On November 26, 2012, the Company issued a press release announcing the signing of the Purchase and Sale Agreement.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of November 21, 2012, between Samson Resources Company and Bakken Hunter, LLC *

99.1	Press Release of Magnum Hunter Resources Corporation, dated November 26, 2012

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Purchase and Sale Agreement have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 28, 2012	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of November 21, 2012, between Samson Resources Company and Bakken Hunter, LLC *

99.1	Press Release of Magnum Hunter Resources Corporation, dated November 26, 2012

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Purchase and Sale Agreement have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.